UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

Automatic Data Processing, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 1, 2012, Automatic Data Processing, Inc. (the "Company") announced that the Company and Christopher Reidy have mutually agreed that Mr. Reidy would no longer serve as Chief Financial Officer of the Company after November 2, 2012. Mr. Reidy will remain available through calendar year-end to facilitate an orderly transition of his responsibilities to his successor.

(c) On November 1, 2012, the Company announced that Jan Siegmund, the Company's Chief Strategy Officer and President, Added Value Services, has been appointed Chief Financial Officer of the Company, effective November 5, 2012. Mr. Siegmund, who is 48 years old, joined the Company in 1999 as Vice President of Corporate Strategy and has held increasingly senior executive leadership positions since that time. Prior to his promotion, he served as both Chief Strategy Officer, with overall responsibility for the Company's strategy, product management, marketing and corporate development, as well as President of the Added Value Services division, overseeing tax, compliance services and insurance services. He assumed these positions in 2009 and 2007, respectively. Prior to these roles, Mr. Siegmund served as the Company's Corporate Vice President, Strategic Development from 2004 to 2007 and as Senior Vice President of Strategic Development, Brokerage Services at the Company's Brokerage Services Group from 2000 to 2004.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release issued by Automatic Data Processing, Inc. on November 1, 2012

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Automatic Data Processing, Inc.
Date: November 1, 2012	By:	/s/ MICHAEL A. BONARTI Name: Michael A. Bonarti Title: Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by Automatic Data Processing, Inc. on November 1, 2012